Exhibit 10.5

                           LENDER ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT, made and entered into as of this 18th day of April 2003, by and between Amstar Investment, Inc. ("Loan Purchaser"), and SouthTrust Bank ("SouthTrust). Capitalized terms not defined herein shall have the meanings set forth in the Loan Documents (as defined below).

                                   BACKGROUND

         A. In connection with a Term Out of Revolving Note transaction resulting in a term loan in the principal amount of approximately $198,994.45 (the "Loan"), SouthTrust and BounceBackTechnologies.com, Inc. entered into certain documents and agreements, including a Promissory Note, Commercial Security Agreement, Commercial Guaranty, and such other documents, including exhibits, with respect thereto (collectively, the "Loan Documents").

         B. SouthTrust now desires to assign all of its rights, title and interest in and to the Loan and the Loan Documents to Loan Purchaser and Loan Purchaser desires to accept such assignment as hereinafter set forth.

                  NOW, THEREFORE, for good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

                  1. SouthTrust assigns and transfers to Loan Purchaser all of SouthTrust's right, title and interest, obligations and duties in and to the Loan and the Loan Documents, and Loan Purchase hereby accepts such assignment, as hereinafter set forth.

                  2. Loan Purchaser hereby acknowledges and confirms that he has received a copy of the Loan Documents, together with copies of any documents which were required to be delivered under the Loan Documents as a condition to the making of the Loans thereunder.

                  3. Effective as of the date hereof,

                           (a) Loan Purchaser (i) will be deemed automatically
                  to have become a party to the Loan Documents, have all the rights and obligations of the "Lender" under the Promissory Note and the other Loan Documents as if it were an original signatory threreto; and (ii) agrees to be bound by the terms and conditions set forth in the Promissory Note and the other Loan Documents as if he were an original signatory thereto; and

                           (b) SouthTrust will be released from its obligations
                  under the Promissory Note and the other Loan Documents.

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                  4. This Assignment and all questions arising in connection with it will be governed and construed in accordance with the internal laws of the State of Mississippi.
                  5. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day, month and year first above written.

                                               SOUTHTRUST:

                                               SouthTrustBank

                                               By:  /s/ Walter H. Stewart III
                                                    -------------------------

                                               LOAN PURCHASER:
                                               For Amstar Investment, Inc.

                                               /s/ John J. Pilger
                                               ------------------

BORROWER'S ACKNOWLEDGMENT:

BouncBackTechnologies.com,Inc.

By:  /s/ John J. Pilger
     -------------------
         CEO

By:  /s/ Noreen Pollman
     ------------------
         Secretary


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